Exhibit 10.1
                           OIL, GAS AND MINERAL LEASE

This Agreement executed and effective on this 20th day of October, 2011, by and between

Wade Perkins, husband of Rachel B Perkins, whose address is 504 Elm St, Bustrap, LA 71220

Maxwell Savage III, husband of Shirley P Savage, whose address is 627 Woodlake, Commorue, LA 71419

Charles R. Perkins, husband of Doris A Perkins, whose address is 487 Macarthur Loop, Cotton Valley, LA 71018 as Lessors (whether one or more) and Lanza Land Management, LLC, a Louisiana Liability Company, whose mailing address is Box 458, Oil City, LA 71061 as Lessee.

WITNESSETH:

LESSOR in consideration of TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATIONS of the royalties herein provided, and of the agreement of Lessee herein contained, hereby grants, leases and lets exclusively unto LESSEE for the purposes of investigating, prospecting, drilling, mining and exploring (including the exclusive right to conduct geophysical/seismic operations and other related activities) for and producing oil, gas and all other minerals, laying pipe lines, building drill sites, access roads, tanks, power stations, telephone lines and all other structures thereon to produce, save, take care of, treat, transport and own said products and for dredging and maintaining canals, constructing roads and bridges, and building houses for its employees, and in general, for all appliances, structures, equipment, servitudes and privileges which may be necessary, useful or convenient to or in connection with any operations conducted by LESSEE thereon, or on any lands pooled therewith, the following described land in Webster Parish, Louisiana, to wit:

Begin at the point where the North line of the Porterville-Sikes Ferry Road intersects the West line of the West Half of the Southeast Quarter of the Northeast Quarter (W/2 of SE/4 of NE/4), Section 36, Township 23 North, Range 11 West, thence run in an easterly direction along the North line of said road 190 feet, thence run North 380 feet, thence run West 285 feet to the West line of said W/2 of SE/4, thence run South 345 feet to the point of beginning, Webster Parish, Louisiana.

The above tracts comprising 3.00 acres, more or less, in the aggregate.

Lessee hereby promises to demolish and remove vacant house located on said property.

This lease shall also extend and apply to any interest in the lands described herein which Lessor may hereafter acquire, including, but not limited to, outstanding mineral rights acquired by reversion, prescription or otherwise.

This lease also covers and includes any other land owned by the Lessor in the above mentioned Section or Sections, all property acquired by prescription and all accretion or alluvion attaching to or forming a part of said land; as well as any interest in any streets, alleys, lanee, roads, streams, bayous, railroads, ditches, canals or other rights-of-way, public, private or abandoned, adjoining or traversing the lands described herein, whether or not specifically described or not. Whether or not and reduction in payment shall have previously been made, this lease, without further evidence thereof, shall immediately attach to and effect any and all rights, titles and interest in the above described land, including reversion mineral rights, hereinafter acquired by or inuring to Lessor and Lessor's successors and assigns.

For the purposes hereof, the land described herein is estimated to comprise 3.00 acres, whether it actually comprises more or less.

     2. Subject to the other provisions herein contained, this lease shall be for a period of two (2) years from this date(called "primary term") and as long thereafter as (1) oil, gas, sulphur or other minerals is being produced from said land hereunder of from land pooled therewith; Or (2) it is maintained in force in any other manner herein provided.

     3. For the consideration herein above recited, this lease shall remain in full force and effect during the primary term, without any additional payment and without Lessee being required to conduct any operations of the land (either before or after the discovery of minerals), except to drill such wells as might be necessary to protect the land from drainage, as hereinafter provided.

     4. The royalties paid by Lessee are: (a.) on oil, and other hydrocarbons which are produced at the well in liquid form by ordinary production methods, Eighteen and seventy-fifths (18.75%) (3/16) of that produced and saved from said land, same to be delivered at the wells or to the credit of the Lessor in the pipeline to which he wells may be connected; Lessors interest in either case will not bear is proportion of any expenses for treating oil to make it marketable as crude; Lessee may from time to time purchase any royalty oil or other liquid hydrocarbons in its possession, paying the market price therefore prevailing for the field where produced on the date of the purchase; (b) on gas, including casing head gas, or other gaseous substance produced from said land and sold or used off the premises or for the extraction of gasoline or other products therefrom the market value at the well of Eighteen and seventy-fifths (18.75%) (3/16) of the gas so sold or used, provided that on gas sold at the wells the royalty shall be Eighteen and seventy-fifths (18.75%) (3/16) of the amount realized from such sale; such gas, casinghead gas, residue gas or gas of any other nature or description whatsoever, as may be disposed of for no consideration to Lessee, either through unavoidable waster or leakage, or in order to recover oil or other liquid hydrocarbons, or return to the ground shall not be deemed to have been sold or used either on or off the premises within the meaning of this paragraph 3 hereof; (c) on all other minerals mined and marketed, Eighteen and seventy-fifths (18.75%) (3/16) either in kind or value at the well or mine, at Lessees election, except that on sulphur the royalty shall be one (1) dollar per ton.

     5. If Lessee during or after the primary term should drill a well capable of producing gas or gaseous substance in paying quantities, (or which all although previously produced Lessee is unable to continue to produce) and should Lessee be unable to operate said well because of lake or market or marketing facilities or governmental restrictions, then Lessees rights may be maintained beyond or after the primary term without production of minerals for further drilling operations by paying Lessor as royalty ONE AND NO/100 ($1.00/acre) DOLLAR per acre per year, the first payment being due, if said well should be completed or shut-in after the primary term, within ninety (90) days after completion of such well or cessation of production and such payment will extend Lessees rights from one year from date of such completion or cessation. If such a well should be completed during the primary term, the first payment, if made by Lessee, shall be due on or before the expiration date of the primary term herein fixed. Thereafter Lessees rights may be continued from year to year by making annual payments in the amount stated on or before the end of the primary term as the case may be; each of such payments to extend to Lessees rights for one year. It is provided, however, that in no event shall Lessees rights be so extended by annual payments herein fixed without drilling operations or the production of oil, gas or some other minerals for more than five (5) years beyond the end of the primary term hereinabove fixed. The annual payments herein provided for may be deposited to Lessors credit in the Pay Direct to Lessor at Address Above which bank shall be and remain Lessors agent for such purpose regardless of any change or changes of ownership of the land or mineral rights therein or Lessee may directly send said annual payments to Lessor at the address shown above, or until Lessor notifies Lessee otherwise. It is the responsibility of Lessor to inform Lessee of any change of ownership of land and minerals which would affect payment of annual payments as herein provided to Lessor; if Lessor fails to notify Lessee of said change and Lessee pays annual payments to Lessor it is agreed that Lessor should forward said payments to the rightful mineral owner, and Lessee is held harmless for the same, and paying Lessor would be the same as paying other mineral owners. The owners of the royalty as of the date of such payment shall be entitled thereto in proportion to their ownership of said royalty. The provisions of this paragraph shall be recurring at all times during the life of this lease. Should any well producing gas or gaseous substances be completed on a drilling unit which includes any part of the lands herein leased, the provisions of this paragraph should be subject to all other agreements herein contained allowing the pooling of the above described lands with other lands.

     6. If within ninety (90) days prior to the end of the primary term, Lessee should complete or abandoned a dry hole or holes on the land described above or on land pooled therewith, or if production previously secured should cease from any cause, this lease shall continue in full force and effect for ninety (90) days from such completion or abandonment or cessation of production. If at the expirations of the primary term or at the expiration of the ninety (90) provided for in the preceding sentence, oil, gas, sulphur or other minerals is not being produced on said land or on land pooled therewith, but Lessee is engaged in operations for drilling or reworking thereon, or if production previously

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
secured should cease from any cause after the expiration of the primary term, this lease shall remain in full force and the fact so long as and thereafter as Lessee either (a) is engaged in operations for drilling or reworking or repairing said wells with no cessation between operations or between such cessation of production and additional operations of more than ninety (90) consecutive days; or (b) is producing oil, gas, sulphur or other minerals from said land hereunder or from land pooled therewith. If sulphur be encountered on said premises or on land pooled therewith, this lease shall continue in force and effect so long as Lessee is engaged with due diligence in explorations for and/or erecting a plant for sulphur and thereafter subject to the foregoing provisions here of so long as oil, gas, sulphur or other minerals is produced from said lands hereunder or from lands pooled therewith.

     7. Lessee is hereby granted the right as to all or part of the land described herein without Lessors joinder, to combine, pool or utilize the acreage royalty or mineral interest covered by the lease, or any portion thereon, with any other land, lease or leases, royalty or mineral interests and or under any other tracts of land in the vicinity thereon, whether owned by Lessee or some other person, or corporation, so as to create, but a combination of such lands, and leases, one or more operating units, provided that no one operating said unit shall, in the case of gas, including condensate, embrace more than six hundred and forty (640) acres, and in the case of oil including casinghead gas, embrace more than forty (40) acres; and provided further, however, that if any spacing or other rules and regulations of the state or Federal Commission Agency or regulatory body having or claiming jurisdiction has heretofore or shall at time here after prescribe a drilling or operating unit or spacing rule in the case of gas, including condensate, greater than six hundred forty (640) acres, or in the case of oil or casinghead gas greater than forty
(40) acres, then the unit or units herein contemplated may have, or maybe redesigned so as to have, as the case may be, the same surface content as, but not more than, the unit or acreage in the spacing rules so prescribed. However, it is further specifically understood and agreed anything herein to the contrary notwithstanding, that the Lessee shall have the right to, and the benefit of in acreage tolerance of ten per cent in excess of any drilling or operating unit authorized herein. The commencement of a well, or the completion of a well to production of either oil, gas, casinghead gas, condensate or other minerals on any portion of the operation unit in which all or any part of the land described herein is embraced, or production of oil, gas, casinghead gas, condensate, or other minerals therefrom shall have the same effect under the terms of this lease as if a well were commenced completed for producing oil, gas, casinghead gas, condensate or other minerals in paying qualities on the land in braced by this lease. Lessee shall execute in writing and file for record in the records of the Parish in which the lands herein leased are located, an instrument identifying or be scrapping the pooled acreage, or an instrument supplemental thereon redesignating same, as the case may be. Either prior to the securing of production from any unit created under the authority hereinabove granted, or after cessation of production therefrom Lessee shall have the right to dissolve the unit so created without lessors joiner or further consent, by executing in writing and placing of record in Parish or Parishes on which the land making up such unit may be located, an instrument identifying and resolving such units. The provision hereto shall be construed as a covenant running with the land and shall inure to the benefit of and are binding upon the parties hereto, their heirs, representatives, successors and assigns. In the event such operating unit or units is/are created by Lessee, Lessor shall receive out of production of the proceeds from the production from such operating unit or units or out of the shut-in royalty provided above, subject to the provisions of Paragraph 8, such portion of the royalty or the shut-in royalty specified herein as the number of acres (mineral acres) out of this lease placed in any such operating unit or units bears to the total number of acres including in such operating unit or units.

     8. If Lessor owns a less interest in the above described land than the entire and undivided fee simple estate therein, then the royalties herein provided shall be paid to Lessor only in the proportion which Lessors interest bears to the whole undivided fee.

     9. Lessee shall have free use of oil, gas, casinghead gas, condensate, coal and water from said land, except water from Lessor wells, for all operations hereunder, including repressuring, pressure maintenance and recycling, and the royalty shall be computed after deducting any so used. Lessee shall have the right at any time during or after the expiration of this lease to remove all property and fixtures placed by Lessee on said land, including the right to draw and remove all casing. When required by Lessor, Lessee will bury all pipelines below ordinary plow depth, and no well shall be drilled within two hundred feet of any residence or barn now on said land, without Lessors consent. In the event a well or wells, producing oil, gas, casinghead gas or condensate in paying quantities should be brought in on adjacent lands not owned by Lessor and within one hundred fifty feet of leased premises, Lessee may or may not (at Lessees option) drill a well to offset same.

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
     10. The rights of either party hereunder may be assigned in whole or part and the provisions hereof shall extend to the heirs, executors, administrators, successors and assigns, but no change or division of ownership of the land, rentals, or royalties, however accomplished shall operate to enlarge the obligations or diminish the rights of Lessee. No such change for division in the ownership of the land, rentals or royalties shall be binding upon Lessee for any purpose until such person acquiring an interest has furnished Lessee, Lessees heirs or assigns, at its principle place of business, or recorded copy of the instrument or instrument, constituting his chain of title from the original Lessor. In the event of an assignment of this lease as to a segregated portion of said land, or as to an undivided interest therein, the rental payable hereunder shall be apportioned as between the several leasehold owners ratable according to the surface area of each, or according to the undivided interest of each, and default and rental payment by one shall not affect the rights of the other leasehold owners hereunder. An assignment if this lease, in whole or part, shall, to the extent of such assignment, relieved and discharge Lessee of any obligations hereunder and if Lessee or assignee of parts or parts here on shall fail or make default in the payment of the proportionate part of the rentals due from such Lessee, or assignee, or fail to comply with any other provisions of the lease, such default shall not affect this lease insofar as it covers a part of said lands upon which lessee or any assignee thereof shall make payment of said rental.

     11. In the case of suit, adverse claim, dispute or question as to the ownership of the rentals or royalties (or some part thereof) payable under this lease, Lessee shall not be held in default in payment of such rentals or royalties (or part thereof in dispute) until such suit, claim, dispute for question has been finally disposed of, and Lessee, shall have thirty (30) days after being furnished with a certified copy of the instrument or instruments disposing said suit, claim or dispute, or after being furnished with proof sufficient, in Lessees opinion, to settle such questions, within which to make payment. Should the rights or interests of Lessee hereunder be disputed by Lessor, or any other person, the time covered by the pendency of such dispute shall not be counted against Lessee either as affecting the term of the lease or for any other purpose, and Lessee may suspend all payments without interest until there's a final adjudication or other determination of such dispute.

     12. In case of cancellation or termination of this lease from any cause, Lessee shall have the right to retain, under the terms here of, around each well producing, being worked on, or drilling hereunder, the number of acres in the form of allocated to each such wells under spacing and proration rules by the Commissioner of Conservation of the state of Louisiana or Federal Authority having control of such matters; or, in the absence of such ruling forty (40) acres around each well in as near as square form as practicable, and in the event Lessor considers that operations are not being conducted in compliance with this contract, Lessee shall be notified in writing of the facts relied upon as constituting a breach hereof and Lessee shall have sixty (60) days after the receipt of such notice to comply with the obligations imposed by virtue of this instrument. Upon receipt of Lessors written notice to Lessee, if Lessee fails to respond to notice of breach or to comply with said notice, all all rights to said lease shall Ipso fact revert back to the Lessor, his heirs and assigns.

     13. When drilling, reworking, production or other operations are delayed or interrupted by force majeure, that is, by storm, flood or other acts of God, fire, war, rebellion, insurrection, riot, strikes, difference with workmen, or failure of carriers to transport or furnish facilities for transportation, or as a result of some law, order, rule, regulation, requisition or necessity of the government, Federal or State, or as a result of any cause whatsoever beyond the control of Lessee, the time of such delay or interruption shall not be counted against Lessee, anything in this lease to the contrary notwithstanding, but this lease shall be extended for a period of time equal to that during which Lessee is so prevented from conducting such drilling or reworking operations or, or producing oil, gas, casinghead gas, condensate or other minerals from the premises; provided that during any period that this lease is continued in force after its primary term solely by force majeure as herein provided; Lessee shall pay to the owners of the royalty hereunder the shut-in royalty provided in paragraph 5 hereof, and in the manner therein provided, without regard to whether or not there is a producing well shut-in, located on said land or on land with which the lease premises or any part thereof has been pooled.

     14. It is expressly understood and agreed that the premises leased herein shall, for all purposes of this lease, be considered and treated as owned in indivision by the Lessor and shall be developed and operated as one lease, and there shall be no obligation on the part of Lessee to offset wells on separate tracts into which the land covered by this lease may be now or hereafter divided by sale, or otherwise, or to furnish separate measuring or receiving tanks and all rentals, royalties and other payments accruing hereunder shall be treated as an entirety and shall be divided amount and paid to Lessor in the proportion

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
that the acreage (mineral rights) owned by each bears to the entire leased acreage. Lessee may at any time or times pay or tender all sums accruing hereunder to the joint credit of Lessor.

     15. Notwithstanding the death of any party Lessor, or his successor in interest, the payment or tender of all sums accruing hereunder in the manner provided above shall be binding on the heirs, executors, and administrators of such person.

     16. Lessor hereby warrants title to said lands described herein and agrees to defend title to said land, and agrees Lessee at its option shall have the right to redeem for Lessor, by payment, any mortgage, taxes or other liens on the above described lands, in the event of default of payment by Lessor, and be subrogated to the rights of the holder hereof. In the case of payment by Lessee of any such mortgage, taxes or other liens owed by Lessor in addition to the rights of subrogation herein granted, Lessee shall have the right to retain any royalties which become due Lessor hereunder and to repay itself therefrom, and the retention of such royalties by Lessee shall have the same effect as if paid to the Lessor in whose behalf payment of any mortgage, taxes or other liens was made. In the event the leased lands are encumbered by a mortgage, then prior to the payment of any royalties due hereunder, Lessor agrees to obtain a subordination of mortgage, at Lessor's expense, in a form acceptable to Lessee.

     17. Lessee shall pay for actual damages caused by its operations to growing crops and timber on said land leased herein. Lessor specifically agrees that the obligations and liabilities of the Lessee and its successors and assigns for redemption, restoration, repair or maintenance of the surface or subsurface of the leased premises shall never exceed the fair market value (determined as of the effective date hereof) of the land covered by this lease, or the portion thereof, for which such reclamation, restoration, repair or maintenance is required.

     18. In the event that the Lessor, during the primary term of this lease, receives a bona fide offer which Lessor is willing to accept from any party offering to purchase from Lessor a lease covering any or all of the substances covered by this lease and covering all or a portion of the land described herein, with the lease becoming effective upon expiration of this lease, Lessor hereby agrees to notify Lessee in writing of said offer immediately, including in the notice the name and address of the offeror, the price offered, and all other pertinent terms and conditions of the offer. Lessee, for a period of fifteen days after receipt of the notice, shall have the prior and preferred right and option to purchase the lease or part thereof or interested therein, covered by the offer at the price and according to the terms and conditions specified in the offer.

     19. This lease shall be binding upon all who execute it, whether or not named in the body hereof as Lessor and without regard to whether this instrument, or any copy thereof, shall be executed by any other Lessor named above.

     20. For the same consideration recited above, Lessor hereby grants, assigns and conveys to the Lessee, its successors and assigns, a perpetual subsurface well bore easement under and through the leased premises for the placement of well bores (along routes selected by the Lessee) from oil and or gas wells the surface locations of which are situated on other tracts of land not covered hereby and which are not intended to develop the leased premises or lands pooled therewith and from which Lessor shall have no right to royalty or other benefit. Such subsurface well bore assignments shall run with the land and survive any termination of this lease.

     21. DISCLAIMER OF REPRESENTATIONS: Lessor acknowledges that oil and gas lease payments, including but not limited to bonus and royalty, are market sensitive and may vary depending on multiple factors and that this Lease is the product of good faith negotiations. Lessor understands that these lease payments and terms are final and that Lessor entered into this lease without duress or undue influence. Lessor recognizes that lease values could go up or down depending on market conditions. Lessor acknowledges that no representations or assurances were made in the negotiation of this lease that Lessor would get the highest price or different terms which Lessee has or may negotiate with any other lessor/oil and gas owners.

IN WITNESS WHEREOF, this instrument is executed effective as of the date first above written.

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
WITNESSES:

Sign:  /s/ Robert Mik                              /s/ Wade W. Perkins
       -----------------------------               -----------------------------
Print: Robert Mik                                  Wade W. Perkins


Sign:  /s/ Robert Mik                              /s/ Rachel B. Perkins
       -----------------------------               -----------------------------
Print: Robert Mik                                  Rachel B. Perkins


Sign:  /s/ Robert Mik                              /s/ Maxwell Savage III
       -----------------------------               -----------------------------
Print: Robert Mik                                  Maxwell Savage III


Sign:  /s/ Robert Mik                              /s/ Shirley P. Savage
       -----------------------------               -----------------------------
Print: Robert Mik                                  Shirley P. Savage


Sign:  /s/ Robert Mik                              /s/ Charles R. Perkins
       -----------------------------               -----------------------------
Print: Robert Mik                                  Charles R. Perkins


Sign:  /s/ Robert Mik                              /s/ Doris A. Perkins
       -----------------------------               -----------------------------
Print: Robert Mik                                  Doris A. Perkins

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